1

Privileged and confidential
Roschier Advokatbyrå AB
Brunkebergstorg 2
P.O.Box

7358
SE-103 90 Stockholm
Sweden

Reg. office: Stockholm
Business ID 556686-5670

21 October 2021
UBS AG London Branch
5 Broadgate
London EC2M 2QS

Re: UBS SEC registration as a non-resident security based swap dealer

Dear Sir or Madam,

1.

BACKGROUND
1.1

We understand

that UBS AG,

a bank authorised

in Switzerland, is

seeking to register

with
the

United

States

("
US
")

Securities

and

Exchange

Commission

("
SEC
")

as

a

non-resident
security-based swap (" SBS
")

dealer ("
SBSD ").
1.2

To

register as an

SBSD with the SEC,

a non-resident SBSD
1

such as UBS AG

must attach

an
opinion

of

counsel

to

Form

SBSE,

SBSE-A

or

SBSE-BD

affirming

that

the

SBSD

can,

as

a
matter of law:
(a)

provide the SEC

with prompt access

to the relevant

books and records

as defined
in paragraphs
3.3

to
3.5

("
Covered Books and Records
"); and

(b)

submit to on-site inspection and examination of its Covered Books and Records by the SEC (" On-Site Inspection ").
1.3

Associated persons of UBS AG located

in Sweden who effect

SBS transactions on behalf of
UBS AG will be employed by the Swedish Branch of UBS Europe SE (" UBS ESE SE ") which is incorporated

in

Germany

and

authorised

to

provide

services

in

Germany

and

Sweden
(among other jurisdictions).

Accordingly,

UBS ESE SE

will maintain certain

Covered Books
and Records in Sweden on behalf of UBS AG.
1.4

You

have asked us to

issue an opinion where we consider whether (a) UBS

AG will be able
to

provide

the

SEC

with

prompt

access

to

its

Covered

Books

and

Records

that

are
maintained by UBS ESE

SE in Sweden and (b)

UBS ESE SE can

submit to On-Site Inspection
1

In the case of a corporation, an SBSD will be "non-resident" if it is incorporated in or has its principal place of business in any place not in the United States (see 17 Code of Federal Regulations

(
CFR ). § 240.15Fb2-4(a)(2)). As UBS AG is incorporated in Switzerland, UBS AG fulfils this definition of a "non-resident" SBSD.

2

by the

SEC of

UBS AG’s

Covered Books

and Records

it maintains

on behalf

of UBS

AG, in
each case in accordance with paragraph
1.2 above.
2

1.5

This opinion is structured as follows:
(a)

Section
2
:
Summary of opinion
;

(b)

Section
3
:
Scope, assumptions and qualifications
;

(c)

Section
4
:
Revisions to applicable law;

(d)

Section
5
:
Reliance and confidentiality;

(e)

Annex 1: Opinion; and
(f)

Annex 2: Assumptions.
2.

SUMMARY OF OPINION
Subject to the assumptions and qualifications below it is our opinion that:
2.1

UBS ESE SE can,

as a matter of applicable

Swedish law, submit to On-Site Inspection by

SEC.
The

remainder

of

this

opinion

focuses

on

UBS

ESE

SE's

ability

to

disclose

information
contained in Covered

Books and Records

to the SEC

in the course

of On-Site Inspection in
Sweden and the

ability to provide

UBS AG London

Branch with prompt

access to Covered
Books and Records.
2.2

UBS ESE SE can, as a matter of applicable

Swedish law, provide the SEC with prompt access
to Covered Books

and Records

held by

UBS ESE

SE in

Sweden either

by disclosure

of Covered
Books and Records to

UBS AG London Branch for onward

disclosure to the SEC as decided
by UBS AG London Branch or to the SEC in the course of On-Site Inspections in Sweden.
3

Data Protection
4

2.3

Disclosures

of

personal

data

(particularly

special

categories

of

data

or

criminal

data)
relating to UBS ESE SE's clients and staff are subject

to certain restrictions under the GDPR,
particularly where

this involves

a cross

-border transfer

to a

country or

territory that

the
European

Commission

has

not

found

to

have

an
' adequate '
data

protection

regime.
However,

there are

certain legal

bases for

making disclosures,

and derogations

from the
prohibition

on

international

transfers,

that

would

potentially

be

available

to

UBS ESE

SE
were it

to be

required by

the SEC

to make

available personal

data either

by disclosure

of
Covered Books

and Records

to UBS

AG London Branch

or to

the SEC

in the course

of On-
Site Inspections in Sweden.

2

In accordance with Assumption
5

in Annex 2,

this opinion does not cover

the direct provision of

Covered Books and

Records by UBS
ESE SE to

the SEC as this

information would instead

be provided to UBS

AG London Branch and

sent by UBS AG

London Branch to the
SEC.
3

Where a restriction on the ability to transfer personal data or to disclose confidential or private information applies, consent from the person affected (e.g. a

data subject under applicable data

protection legislation or a person

whose information is covered

under bank
secrecy rules), validly given in accordance with

the relevant standard for consent under each applicable legal obligation, would allow for
such information

to be

lawfully transferred

to the

SEC

or disclosed

to the

SEC

during On-Site

Inspection.

Please note

that we

have
assumed at Assumption
4

of Annex 2 that UBS ESE SE has validly obtained such consent.
4

Please refer to section

of Annex 1 for definitions of GDPR.

2.4

We anticipate that valid consent

(where applicable) or

the legitimate interest legal

basis for
the processing

of personal

data are

likely

to be

the most

likely

applicable grounds

under
the GDPR

to enable

disclosure of

Covered

Books and

Records

to UBS

AG London

Branch
and any onward transfer to the SEC
5
, and to permit On-Site Inspection.
Duties of confidentiality
2.5

UBS ESE

SE is

most likely

subject to

the banking

confidentiality provisions

of the

Swedish
Banking

and

Financing

Business

Act

2002

(
Lag

(2004:297)

om

bank
-   och
finansieringsrörelse
) (as amended),

which provides that information about

the relationship
between private

subjects (including both natural

persons and legal

entities) and the

bank
may

not be

disclosed without

authorisation. It

may

reasonably be

assumed that

consent
that

satisfies

the

requirements

of

the
GDPR
would

also

satisfy

the

requirements

for
authorised disclosure under the banking confidentiality rule.
Privacy and Human Rights
2.6

Protection of personal

data and protection

from intrusion of

rights of privacy

is set out

in
Articles 7 and 8

of the EU Charter of

Fundamental Rights. The rules

only apply

to legislators
and authorities of a member state when they are

interpreting or implementing union law.
Consequently, the Charter does not prevent UBS ESE SE

from transferring data to the US as
long as the transfer is in accordance with applicable law, such as the GDPR.
2.7

Further,

Sweden is a party to the European

Convention on Human Rights. The Convention
provides for rights similar to the Charter,

but is not limited to matters of union law.

Article
8 of the Convention establishes the general

right to “
respect for his private and family life,
his home and

his correspondence
". Under the

constitutional rule of

Chapter 2,

Section 19
of the Instrument of Government ( Regeringsformen ), Swedish legislation must conform to the provisions of the

Convention and under the

European Convention on Human

Rights Act
1994 (
lag (1994:1219) om den europeiska konventionen

angående skydd för de mänskliga
rättigheterna och de

grundläggande friheterna
) (as amended).

The Convention also

has the
force of Parliamentary statute.
2.8

Action for a

misuse of

private information under

Article 8

requires a

reasonable expectation
of

privacy

to

exist

–

this

is

unlikely

where

valid

consent

to

disclosure

of

the

relevant
information has been given.
2.9

This

summary

opinion

is

not

a

substitute

for

the

full

expression

of

our

views

set

out

in
Annex 1.

3.

SCOPE, ASSUMPTIONS AND QUALIFICATIONS
3.1

This opinion

relates

solely to

access provided

to

the SEC

by

UBS AG,

through

its London
Branch, of Covered Books and Records held on its behalf by UBS ESE SE in Sweden and On-
Site Inspection of UBS ESE SE by the SEC in Sweden. This opinion applies equally to remote
access from the United States to Covered

Books and Records held in Sweden. This opinion
5

Although UBS AG London Branch would still have to comply with the requirements set out in EU law in relation to any onward transfer to a third

country. Any

transfer of

personal data

to UBS AG

London Branch for

the sole purpose of

transferring it

onwards to

the SEC
would require due consideration of the

requirements under EU or Swedish law

(absent which, the transfer would

likely be disqualified
by the Swedish Authority

for Privacy Protection as an

attempt to circumvent the restrictions on third

country transfers of personal data).

excludes books and records

held in the

US. This opinion

relates solely to

matters of Swedish
law

and

European

Union

(
EU
)

law

that

is

directly

applicable

in

Sweden

(i.e.

regulations
pursuant to Art. 288(2) of the Treaty on the Functioning of the European Union).

3.2

This opinion has been prepared in accordance with UBS AG's specific instructions as to the scope of the opinion. For this purpose, we

have been provided with guidance from

a third
party US law firm which we have used to inform the scope of our opinion.
3.3

This

opinion

only

covers

access

to

and

the

On-site

Inspection

of

Covered

Books

and
Records. Covered Books and Records include only those books and records which:
(a)

relate

to the

US business
6

of the

non-resident SBSD.
7

These are

the records

that
relate to an SBS that is either:
(i)

entered

into,

or

offered

to

be

entered

into,

by

or

on

behalf

of

the

non-
resident SBSD, with

a "U.S.

Person"

as defined

in 17

CFR §

240.3a71-3(a)(4)
8

(" US Person
") (other

than an

SBS conducted

through a

foreign

branch of
such US Person
9
); or
(ii)

arranged, negotiated,

or executed

by personnel of

the non-resident SBDS
located in

a branch

in the United

States ("
US branch
") or

office or

by the
personnel of an

agent of the

non-resident SBSD located

in a US branch

or
office;
10

or
(b)

constitute financial records necessary

for the SEC

to assess the

non-resident SBSD's
compliance with the SEC's margin and capital requirements, if applicable.
11

3.4

Further to Assumption 1, this opinion is limited to those types of records that are relevant
to

prudentially

regulated

SBSDs, which

excludes

financial

records

as

noted

in

paragraph
3.3(b)

above
.

For

this

opinion,

the

term

“Covered

Books

and

Records"

extends

to

these
record types alone.
3.5

This opinion covers data relating to:
(a)

SBS

transactions

concluded

between

UBS

AG

(through

its

associated

persons
employed by UBS ESE SE) and US

Person counterparties, insofar as this data is held
on

behalf

of

UBS

AG
by

UBS

ESE

SE
  (e.g.
voice

recordings

and

client
6

As defined in 17 CFR §240.3a71-3(a)(8).
7

Cross-Border Application of Certain [SBS] Requirements, 85 Fed. Reg. 6270, 6296 (Feb. 4, 2020) (the "
SEC Guidance
").

8

A "U.S.

person" means any

person that

is "(i) a

natural person

resident in

the U.S.;

(ii) a partnership,

corporation, trust,

investment
vehicle, or other legal person organized, incorporated, or established under the laws of the United States or having its principal place of business in the

United States; (iii) an

account (whether discretionary

or non-discretionary) of

a U.S. person;

or (iv) an

estate of a decedent
who was a resident of the United States at the time of death." 17 CFR § 240.3a71-3(a)(4).
9

A "foreign branch"

means "any branch of a U.S. bank if:

(i) the branch is located outside of the

United States; (ii) the branch operates
for valid business reasons; and (iii) the branch

is engaged in the business of banking and is

subject to substantive banking regulation in
the

jurisdiction

where

located."

(17

CFR

§

240.3a71-3(a)(2)).

An

"SBS

conducted

through

a

foreign

branch"

means

an

SBS

that

is
"arranged, negotiated,

and executed

by a

U.S. person

through a

foreign branch

of such

U.S.

person if:

(A) the

foreign branch

is the
counterparty to such

security-based swap transaction;

and (B) the

security-based swap transaction

is arranged, negotiated,

and executed
on behalf of the foreign branch solely by persons located outside the United States."

(17 CFR § 240.3a71-3(a)(3)(i)).
10

17 CFR § 240.3a71-3(a)(8)(i)(B).
11

The requirement set out

in this paragraph
3.3(b)

does not apply to UBS

AG because it is

not subject to the

SEC's margin and

capital
requirements as it is assumed that UBS AG has a prudential regulator – please see the Assumption
1

set out in Annex 2.

communications) (these

transactions will

be concluded

by staff of

UBS ESE

SE acting
in

the

name

and

for

the

account

of

UBS

AG

London

Branch

and

so

some

data
relating to

such transactions will

be held by

UBS AG London

Branch in the

United
Kingdom ( UK
) –

access to Covered

Books and Records

and On-Site Inspections

by
the SEC of data that is held in the UK is not within scope of this opinion); and
(b)

the activities of

the staff of UBS

ESE SE pertaining

to UBS AG’s SBS transactions

that
are also arranged, negotiated, or executed by personnel of UBS AG located in a US branch or

office or

by personnel of

an agent of

UBS AG located

in a US

branch or
office (irrespective

of whether

UBS AG’s

counterparty is

a US Person

or a

non-US
Person.
This opinion

only covers

transactions entered

into by

UBS AG

where UBS

ESE SE

is acting
on

behalf

of

UBS

AG.

This

opinion

does

not

cover

data

relating

to

SBS

transactions
concluded between UBS

ESE SE and

its own counterparties

(even though UBS

ESE SE may
be

relying

on

the

counting

exemption

set

out

in

17

CFR

§

240.3a71-3(d)

for

such
transactions,

we are

instructed that this

data is not

relevant for

the purposes of

17 CFR §
240.15Fb2-4(c) and so this data is not within scope of this opinion).
3.6

The

issues

addressed

in

this

opinion

apply

equally

across

the

different

document

types
which

constitute

the

Covered

Books

and

Records

based

upon

the

information

actually
contained in each of the relevant

Covered Books and Records. We

have not examined any
such documents or records.

3.7

In giving this opinion, we have made the further assumptions set out in Annex 2.

3.8

No opinion is expressed on matters of fact.

3.9

As a practical matter, it may be particularly difficult to establish that consent is freely given where information relates to UBS ESE SE staff because consent is very difficult to rely on in an employment

context,

due to

the inherent

imbalance of

power between

an employer
and its staff

(for example,

staff may

believe there could be

negative consequences should
they refuse to give

consent).
12

The consent will only be valid

if UBS ESE SE offers

its staff a
genuine choice over how the data is used and will only continue to be an appropriate legal
basis if

UBS ESE

SE also

offers

its staff

the opportunity

to withdraw

consent at

any

time.
Where consent is relied upon in this

opinion, it is on the

basis that this practical matter has
been overcome.

4.

REVISIONS TO APPLICABLE LAW

4.1

We note that the SEC rules
13

require a non-resident SBSD to re-certify within 90 days after any changes in the legal or regulatory framework that would:
(a)

impact the ability

of the SBSD to

provide prompt access

to its

Covered Books and
Records;
12

The Swedish Authority for Privacy Protection also acknowledge this issue on its website, stating that employee consent may not, as

a
main rule, be relied upon by the employer.

13

17 CFR § 240.15Fb2-4(c)(2).

(b)

impact the manner in

which it would

provide prompt access

to its Covered

Books
and Records; or
(c)

impact the ability of the SEC to conduct On-Site Inspections.
4.2

Upon a change in law or

regulatory framework of the sort outlined in paragraph
4.1

above,
the SBSD

is required

to submit

a revised

opinion describing

how,

as a

matter of

law,

the
SBSD will continue to meet its obligations.

4.3

This opinion

relates solely

to the

laws of

Sweden and

EU law

that is

directly applicable

in
Sweden

(i.e. regulations

pursuant

to

Art. 288(2)

of

the Treaty

on

the

Functioning of

the
European Union), in

each case, in

force as at the

date of this

opinion. We have no

obligation
to notify any addressee of any

change in any applicable law or

its application after the date
of this opinion.
5.

RELIANCE AND CONFIDENTIALITY
5.1

This opinion

is given

for

the sole

benefit of

the addressee.

It may

not be

relied upon

by
anyone else without our prior written consent.
5.2

This

opinion

is

not

to

be

disclosed

to

any

person

outside

of

UBS

AG's

group

or

used,
circulated, quoted or otherwise referred to for any other purpose. However, we agree that a copy of this opinion letter may be disclosed:

(a)

where disclosure is required or requested

by any governmental,

banking, taxation
or

other

regulatory

authority

or

similar

body

having

jurisdiction

over

UBS

AG
(including to

the SEC

as part

of UBS

AG's SBSD

registration

application) or

by the
rules

of

any

relevant

stock

exchange

or

pursuant

to

any

applicable

law

or
regulation; and

(b)

to

UBS

AG's

affiliates,

and

any

of

their

officers,

directors,

employees,

auditors,
insurers, reinsurers,

insurance brokers

and professional advisors

(in their capacity
as such).
5.3

Any such disclosure must be made on the basis that it is for information purposes only, no
recipient may rely

on this

advice, no

client-lawyer relationship between

us and

the recipient
arises following, or as a

result of, any such disclosure. We assume no duty

or liability to any
recipient,

and

any

recipient

under

paragraph
5.2(b)

above

will

be

subject

to

the

same
restrictions on disclosure as set out above.
5.4

We assume no obligation

to advise you or any

other person or to make

any investigations
as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.
5.5

The

terms

and

conditions

applicable

to

all

our

matters

are

available

on

our

website,
https://www.roschier.com/general

-terms-and-conditions/
.

Yours

faithfully,
ROSCHIER ADVOKATBYRÅ

AB

ANNEX 1
OPINION
1.

DATA

PROTECTION
1.1

The

General

Data

Protection

Regulation

2016/679

(the

"
GDPR
"),

the

Swedish

Data
Protection Act (2018:218), and

the Swedish Data

Protection Ordinance (2018:219)

as well
as regulations issued by the Swedish Authority for Privacy Protection will apply to UBS ESE
SE's disclosure of Covered Books and Records to UBS AG London Branch for the purpose of
providing information to the SEC and to

the SEC in the

course of On-Site Inspections, to the
extent

that these

comprise or

contain personal

data. Personal

data is

data relating

to an
identified or identifiable living

individual, so may extend to information on

UBS ESE SE staff
as well as clients.

1.2

Under

the

GDPR,

specific

additional

restrictions

apply

for

data

relating

to

criminal
convictions and offences. These

laws also impose

heightened restrictions on

the processing
of

'special category

data'

– this

is data

that reveals

racial

or ethnic

background, political
opinions,

religious

or

philosophical

beliefs,

or

trade

union

membership,

genetic

data,
biometric data when used for

ID purposes, health information, data

concerning sex life or
sexual orientation.

As special category

data are

less likely

to be relevant

in the context

of
UBS

ESE

SE's

disclosures

to

the

SEC,

the

laws

applicable

to

this

data

have

not

been
considered in detail in this opinion.
1.3

Key restrictions in the GDPR relating to UBS ESE SE's ability to disclose personal data to the
SEC are set out below.
Legal basis for the disclosure
1.4

UBS ESE SE requires

a legal basis under Article

6 of the EU

GDPR to disclose personal data
to the SEC in the course of On-Site Inspections and to provide UBS AG London Branch with access to

its Covered

Books and

Records for

the purpose

of providing

information to

the
SEC.
Data

cannot

be

disclosed

if

doing

so

would

breach

another

legal

requirement
(e.g. confidentiality –

please see

section 2

below). Whilst

there are

a number

of Article

6
legal bases on which UBS ESE SE may seek to

rely,

none on its own is so comprehensive as
to cover all disclosures of personal data to the SEC, so UBS ESE SE will need to consider the
most appropriate legal basis to apply to any given situation.
1.5

The

Article

6

legal

bases

most

applicable

to

UBS

ESE

SE,

together

with

their

respective
limitations, are as follows:
(a)

Consent (Article 6(1)(a))
: In order

for consent

to be valid

under the GDPR,

it must
satisfy

the

high

standard

of

being

a

freely-given,

specific,

informed

and
unambiguous indication of wishes.
14

(b)

Legitimate interests (Article 6(1)(f))
: This is one of the most

flexible legal bases for
processing

that

can

apply

to

a

multitude

of

business

purposes,

including

with
14

Please

also

refer

to

limitations

on

the

applicability

of

consent

discussed

in

paragraph
3.9

of

section
3:
Scope,

assumptions and
qualifications.

Please note that valid consent is assumed at Assumption
4

in Annex 2.

respect

to

ensuring

compliance

with

regulatory

obligations.

To

rely

on

the
legitimate interests ground, UBS ESE SE must:

(i)

identify

its,

or

a

third

party's

legitimate

interest

(this

can

include
commercial

interests,

individual interests

or broader

societal

benefits) in
complying with the SEC's disclosure request;

(ii)

show that the

disclosure of

documents to

the SEC

is necessary

for achieving
these interests; and

(iii)

balance

these

interests

against

the

competing

interests,

rights

and
freedoms

of

the

individuals

concerned,

and

satisfy

itself

that

those
interests

do

not

outweigh

its

own.

If

individuals

would

not

reasonably
expect the disclosure, or if the

disclosure would cause unjustified harm to
the individuals, the interests of those

individuals would likely override the
interests of UBS ESE SE or the third party.
An individual has the

right to object to the

disclosure of their data to

the SEC under
this basis for processing,

and UBS ESE SE would

need to demonstrate

'compelling'
legitimate

grounds

to

process

the

data

that

override

the

rights,

freedoms

and
interests of that individual.
The

balancing of

legitimate

interests

against

the competing

interests,

rights

and
freedoms of the individuals

concerned should be

made on a

case-by-case basis and
should consider all available facts. In particular, Recital 47 of the GDPR states that, when

balancing

their

interests

against

those

of

the

individuals

concerned,
controllers should take into

account “
the reasonable expectations of data subjects
based on their relationship with the controller
”.

With this in mind, UBS ESE SE may
argue that its interests

are not outweighed by those of its

clients or its employees
on the basis that:
(A)

clients are

aware, due

to statements

contained in

their terms of

business
with UBS AG,

of the

US nexus

when they engage

in SBS transactions

and,
due

to

their

understanding

as

sophisticated

investors,

that

regulatory
oversight will be

exercised by the

SEC, which

may entail certain

information
regarding

their transactions,

including in

some cases

their personal

data,
to be disclosed to the SEC; and
(B)

the

employees

whose

personal

data

may

be

disclosed

to

the

SEC
understand their role will

involve SEC oversight due

to their being

classified
as

‘associated

persons’

for

the

purposes

of

SBS

transactions

and
understand that, as

a result,

certain of

their personal data

may be disclosed
to

the

SEC.

More

specifically,

each

associated

person

is

required

to
complete

an

‘SBS

associated

person

questionnaire’,

which

provides
advance

notice

that

their

activities

may

involve

the

disclosure

of

their
personal

data

to

the

SEC

and

potentially

require

them

to

undertake
interviews with the SEC. Each

employee that is an

associated person is also
required to agree or acknowledge their understanding that their data may be

provided

to

the

SEC

in

connection

with

the

SEC’s

oversight

of

SBS
transactions.

In addition,

while focused

on the

relationship between

the SEC

and the

ECB,

the
existence of the

Memorandum of Understanding

entered into

by the SEC

and the
European Central

Bank (
ECB )
15

(the
ECB

MoU
)
16

may

arguably be

taken

to mean
that

the

SEC's

access

to

information,

including

personal

data,

held

by

financial
institutions in the EU

is compatible with EU

law, even if Sweden has not acceded

to
the European

banking union and

the ECB

therefore

has no jurisdiction

in Sweden
for these purposes.
17

Also relevant to this balancing of interests are that the SEC will:
(1)

restrict its information requests for, and use of, any information to only the
information

that

it

requires

for

the

legitimate

and

specific

purpose

of
fulfilling its regulatory mandate and

responsibilities and to prevent and/or
enforce

against

potential

illegal

behaviour,

with the

type

and

amount

of
personal

data

requested

being

targeted

based

on

risk

and

related

to
specific clients and accounts, and employees;
18

and
(2)

information, data

and documents received

by the SEC are

maintained in a
secure

manner

and

only

disclosed

pursuant

to

strict

US

confidentiality
laws.
19

(c)

Disclosure is necessary for compliance
with a legal obligation to

which UBS ESE SE
is subject (Article 6(1)(c))
: There must

be a Swedish

nexus in order

for UBS ESE

SE
to be

able to rely

on this legal

basis. Article 6(3)

requires that

the legal obligation
must

be

laid

down

by

Swedish

or

EU

law,

although

this

does

not

have

to

be

an
explicit statutory obligation for the processing of data, as long as the application of
the law

is foreseeable to

UBS ESE

SE as

the person

subject to

it.
20

It should

therefore
be noted that

a request from

the SEC

in the

absence of

a Swedish legal

requirement
would

not

justify

the

disclosure

as

being necessary

for

compliance

with

such an
obligation.
We further note

that the

ECB MoU

does not

create any legally

binding obligations.
21

(d)

Disclosure

is

necessary

for

the

performance

of

a

task

carried

out

in

the

public
interest (Article 6(1)(e)) : There must be a Swedish nexus in order for UBS ESE SE to be able to rely

on this legal basis.

The relevant public

interest must

be recognized
in

either Swedish

or

EU law.

In this

case, we

have

not

been able

to

identify

any
public

interest

that

would

permit

the

disclosure

to

the

SEC,

nor

the

transfer

of
personal

data

to

the

UBS

AG

London

Branch

for

the

purpose

of

providing
15

As UBS Europe SE qualifies as a “significant institution” within the meaning of Art. 6(4) of the Regulation der (EU) No. 1024/2013 (the
Single Supervisory Mechanism Regulation ), it is, as regards prudential supervision, also subject to direct supervision by the ECB.
16

The Memorandum of Understanding between the United States Securities and Exchange Commission and the European Central Bank
concerning consultation, cooperation and the exchange of information related to the supervision and oversight of certain cross-border over-the-counter

derivatives

entities

in

connection with

the

use

of

substituted

compliance by

such

entities

dated

16

August

2021
(available at https://www.bankingsupervision.europa.eu/legalframework/mous/html/ssm.mou_2021_sec~220403db9b.en.pdf ).
17

For

the

avoidance

of

doubt,

we

note

however

that

the

ECB

MoU

does

not

stipulate

any

exemptions

from

the

compliance with
applicable data protection rules under the GDPR, including from the international transfer rules.
18

Please refer to Assumptions
6

and
8

in Annex 2, as well as Article II and paragraph 49 of the ECB MoU.
19

Please refer to Assumption
9

in Annex 2, as well as paragraph 56 of the ECB MoU.
20

Recital 41 GDPR.
21

Article II paragraph 27 of the ECB MoU.

information to the SEC. For the avoidance of doubt, since Sweden has not acceded
to the European banking

union, the ECB MoU is

not sufficient to demonstrate

the
existence of a relevant public interest.
1.6

Based upon the above, the

legitimate interest

as a legal basis

for processing is

likely to be
the

most

appropriate

Article 6

ground

on

which

UBS

ESE

SE

could

rely

in

relation

to

its
disclosure of Covered Books

and Records to

the SEC and to

permit On-Site Inspection. For
UBS ESE SE to rely on the

legitimate interests ground,

UBS ESE SE would need to

undertake
a balancing test as outlined above.
1.7

It is considered very unlikely that data included in Covered Books and Records or disclosed to the

SEC during On-Site

Inspections will include

special categories

of data.

Further,

UBS
ESE SE might not

hold all information

described in 17

C.F.R. §§.18a-5(b)(8)(i)(A) through (H)
or 240.18a- 5(a)(10)(i)(A) through (H), as the case may be

an associated person who is not
a US person.
22

However,

to the extent that this does occur, and such information is held by
UBS

ESE

SE,

in

addition

to

an

Article

6

legal

basis,

UBS

ESE

SE

will

need

to

establish

an
additional legal

basis for

processing under

Article 9

of the

EU GDPR

if it

discloses special
categories of

data to the

SEC. Other than valid

consent,
23

the Article 9 legal

basis that are
most likely to

apply to disclosure of

Covered Books and Records

is processing is necessary
for the establishment, exercise

or defence of legal claims or

whenever courts are acting in
their judicial capacity (Article 9(2)(f)).
1.8

Similarly,

UBS

ESE

SE's

processing

of

personal

data

relating

to

criminal

convictions

and
offences is highly restricted, and such data

can only be disclosed,

transferred or otherwise
processed where authorised by one of the conditions in

(i) Chapter 3, Paragraph 8 and 9 of
the Swedish

Data Protection Act,

(ii) Paragraph 5

of the

Swedish Data Protection

Ordinance,
or (iii) Swedish

Authority for Privacy

Protection, Regulation 2018:2.

Of these conditions,

the
most likely

to apply to

the disclosure to

the SEC,

is processing of

personal data in

relation
to legal

claims (Paragraph

5 of

the Swedish

Data Protection

Ordinance). This

condition is
met if

the processing

is necessary for

the purpose of,

or in

connection with,

establishing,
exercising

or defending

legal rights,

as well

as to

perform an

obligation

under applicable
Swedish

and/or

EU

law.

In

practice,

this

restriction

on

UBS

ESE

SE

is

dealt

with

by

this
information being provided and/or transferred directly by the individual (here,

staff of UBS
ESE SE) to the requesting party (here, the SEC).
Data protection principles
1.9

In addition to establishing a

legal basis for the disclosure, UBS

ESE SE would need to

ensure
that

its

disclosures

are

compliant

with

the

remaining

requirements

under

the

GDPR,
including the

data protection

principles set out

in Article 5

of the

EU GDPR.

For example,
UBS ESE SE must:
(a)

be transparent with

those whose personal data

is to be disclosed to

the SEC, who
must be provided with fair processing information (usually in the form of a privacy notice or statement);
22

As we understand, is as defined in 17 C.F.R. §240.3a71-3(a)(4)(i)(A).
23

Article 9(2)(a) GDPR–

please also refer

to limitations on

the applicability of

consent discussed in

paragraph
3.9

of section
3:
Scope,
assumptions and qualifications.

(b)

with respect

to the

data

itself,

ensure that

it only

provides

personal

data

that

is
adequate, relevant

and limited to what

is necessary in relation

to the purposes of
its regulatory activities;

(c)

be careful

to avoid

participating in 'data

dumps' and should

consider withholding
documents,

anonymising

personal

data

(or

pseudonymising

data

where

full
anonymisation

is

not

possible)

and

redacting

personal

data

from

documents

as
appropriate;
(d)

ensure that the data is accurate and, where necessary, kept

up to date;
(e)

keep

the personal

data in

a form

that enables

identification of

individuals for

no
longer than is necessary for

the purposes for which the

personal data is processed;
and
(f)

ensure that the confidentiality and integrity of personal data is maintained, and as such,

implement

appropriate

security

measures

(e.g.

encryption)

to

protect

the
personal data.
1.10

Whilst it

is possible that

the SEC has

taken these

principles into account

in its request

for
access to the Covered Books and Records,

responsibility remains with UBS ESE SE to verify
this and implement its own compliance measures.
International transfers
1.11

The general principle in the EU

GDPR is that UBS ESE SE may

not transfer personal

data to
a jurisdiction outside the European

Economic Area unless it

can satisfy a condition for

the
transfer as set out in Chapter V of the GDPR.

1.12

Article 45

of the

EU GDPR

allows

for

UBS ESE

SE to

transfer

personal

data to

a recipient
outside the EU/EEA where the transfer

is based on an adequacy decision by the

European
Commission, identifying

a specific

country as

a country

that provides

a sufficient

level of
protection for personal data.

For the purposes of providing Covered Books and Records

to
UBS AG

London Branch,

the adequacy

decision of

the European

Commission
  currently in
effect

in respect of

the UK
24

allows transfers

of personal data

from the

EU/EEA, including
Sweden,

to

the UK

to

be made

freely.

Any

transfer

from

UBS ESE

SE to

UBS AG

London
Branch

would

therefore

be

permitted

without

limitation

(provided

that

the

disclosure
otherwise complied with the

EU GDPR).
1.13

It should

be noted

that under

Article 44

sent. 1,

Recital 101

of the

EU GDPR

any onward
transfer of UBS

ESE SE’s

Covered Books and Records

by UBS AG London Branch to

the SEC
is still subject to the

transfer requirements of the EU GDPR including,

in relation to UBS ESE
SE,

national

legislation

on

data

protection

in

Sweden.
25

To

the

extent
Swedish

law
corresponds

with the EU

GDPR, the rules

are similar to

international transfers under the UK
24

Commission Implementing Decision

of 28.6.2021 pursuant to

Regulation (EU) 2016/679 of

the European Parliament and

of the Council
on the

adequate protection

of personal

data

by the

United Kingdom.

Please note

that in

the future

the adequacy

decision may

be
withdrawn, not prolonged or restricted and that the current adequacy decision is limited to four years
25

According to Chapter

1, Section 5

of the Swedish

Data Protection Act

(2018:218), further

supplemented by the

Swedish Data Protection
Ordinance (2018:219), national legislation on data protection applies to processing of personal data in the context of the activities of an establishment of a controller

or a processor in

Sweden. Considering the

objectives of the

GDPR, it is our

interpretation that mere onward
transfer must be assessed based on the laws in the country of origin, which in this case is Sweden.

GDPR.

As

noted

by

the

European

Commission’s

adequacy decision

for

onward

transfers
from

the

UK,

the

regime

on

international

transfers

under

the

UK

GDPR
26

and

UK

Data
Protection Act 2018 is “ in substance identical
” to the transfer regime under the EU

GDPR.
27

The

primary

options

available

to

UBS

AG

London

Branch
pursuant

to

EU

GDPR
  and
restrictions

under

Swedish

law

applicable

to

UBS

ESE

SE

when

disclosing

UBS

ESE

SE’s
Covered Books and Records to the SEC in the US are as follows :
28

(a)

Derogations (Article

49)
: Where

a transfer

mechanism adopted

by the

European
Commission

in

respect

of

the

US

is

not

available

(as

is

currently

the

case),
derogations

from the

transfer

prohibition are

potentially available

for facilitating
UBS ESE

SE's transfer

of personal

data

contained

in UBS

ESE SE’s

Covered

Books
and Records to the SEC. These

derogations include explicit consent, public

interest,
handling of legal claims and legitimate interest. Of these derogations, we consider
explicit consent or legitimate interest to be the most viable solution.

(i)

Explicit

consent

(Article

49.1

(a))
:

This

is

likely

to

be
  the most   viable
derogation for direct

transfer from Sweden to

the US, or from Sweden via
UK to the US, in the current situation. For

a transfer to be

lawful based on
explicit consent,

the consent

must be

freely given,

specific, informed

and
an unambiguous indication of

the data subject's wishes.
29

By "freely given"
the individual

should be

offered

the genuine

choice and

must be

able to
refuse
or

withdraw

a

previously

given

consent

without

negative
consequences. Furthermore,

for

the derogation

to

apply,

information

on
all risks associated

with the transfer

must have

been provided in

advance
to

the

affected

data

subjects.

It

may

be

particularly difficult

to

establish
that consent

is freely given

where information

relates to

UBS ESE SE

staff
because consent is very difficult to rely on in an employment context,

due
to the inherent imbalance of power between

an employer and its staff (for
example, staff

may believe

there could

be negative

consequences should
they refuse

to give

consent). The

consent will

only be

valid if

UBS ESE

SE
offers

its staff

a

genuine

choice over

how

the

data

is used

and

will

only
continue to be

an appropriate legal

basis if UBS ESE

SE also offers

its staff
the opportunity

to withdraw consent

at any time.

Please note that

we have
assumed at Assumption
4

of Annex 2 that UBS ESE

SE has validly obtained
such consent.

(ii)

Necessary for public interest

(Article 49.1 (d))
: The relevant

public interest
must

be recognized

in either

EU law

or member

state

law,

but the

mere
existence

of

such

public

interest

is

not

sufficient.

The

derogation

only
applies when it

can also be

deduced from EU law

or the law of

the member
state

to which

the controller

is subject

that the

data transfer

in question
should

be

allowed

for

important

public

interest

purposes.

We

have

not
identified

any

Swedish

law

allowing

such

transfer

in the

current

matter.
Furthermore,

the

derogation

only

applies

to

occasional

transfers

and

is
26

The General Data Protection Regulation

2016/679 as it forms

part of “retained EU

law” as defined

in the European Union

(Withdrawal)
Act 2018 in the UK.
27

Paragraph 2.5.7, recitals (74) and (75)

of the Commission Implementing Decision of 28.6.2021 pursuant to Regulation

(EU) 2016/679
of the European Parliament and of the Council on the adequate protection of personal data by the United Kingdom.
28

Please also note the restrictions under paragraph
1.8

in this Annex 1.

29

Article 4(11) GDPR.

subject to

a necessity test,

meaning that

it is

not applicable

to general

or
extensive requests for

personal data. Consequently,

we do not consider it
possible

for

UBS

ESE

SE

to

rely

on

the

public

interest

exception

for
transferring personal data to the US.

(iii)

Establishment,

exercise

or

defense

of

legal

claims

(Article

49.1

(e))
:

This
option

does

not

apply

to

unspecified

or

extensive

data

requests,

nor
potential future legal proceedings,

and we do not consider it applicable in
this case.
(iv)

Necessary
for

the

purpose

of

compelling

legitimate

interests

(Article

49.1-2):
This

exception

can

apply

to

transfer

personal

data

for

a
compelling

legitimate

interest.

For

example,

in

order

to

e.g.

protect

the
controller's organization or systems

from serious immediate harm or from
a severe

penalty which would

seriously affect

its business.
30

The transfer
must only concern a limited number of

data subjects and prior notification
of the transfer

must be provided

to the supervisory

authority. Although the
application of

this derogation is

very narrow,

there may be

a possibility

that
UBS ESE SE's legitimate

interest to ensure

compliance with US law,

e.g. to
avoid penalties,

could be sufficient

to demonstrate a compelling

reason for
the

derogation

to

apply,

provided

however,

that

no

other

derogation

is
applicable, the

result of

the balancing test

is in UBS

ESE SE's

favour
31

and
the principles

of the GDPR are respected.
32

Each of the derogations above needs to be applied on a case-by-case basis.
33

(b)

The

Swedish

Financial

Supervisory

Authority

route:

In

certain

situations,

for
example where UBS ESE SE considers the transfer of data to the US to be high risk, it may be

possible to arrange

for the disclosure

to be made

to the Swedish

Financial
Supervisory Authority,

which

could

then

transfer

the

data

to

the

SEC

in

the

US.
However,

such

transfer

would

have

to

be

approved

in

advance

by

the

Swedish
Authority for Privacy Protection.
1.14

Access

to

Covered

Books

and

Records

granted

to

the

SEC

in

the

course

of

On-Site
Inspections

would

not

entail

UBS

ESE

SE

effecting

an

international

transfer

and

so
restrictions in Chapter V of the EU GDPR would not apply to that situation.
2.

BANK CONFIDENTIALITY

2.1

UBS

ESE

SE

is

subject

to

the

Swedish

Banking

and

Financing

Business

Act

2002

(
Lag
(2004:297) om

bank- och

finansieringsrörelse
) (as

amended) (the

“
SBFBA
”) "in

applicable
parts" (Chapter 1, Section 2 of the SBFBA).

There is no authoritative guidance, either in the
form of subordinate legislation, regulations of the Swedish Financial Supervisory Authority
( Finansinspektionen
) or any other

public authority in

Sweden, case law or

self-regulation as
to what parts

of the SBFBA

apply to branches

of foreign banks

such as

UBS ESE

SE. However,
30

See EDPB guidelines 2/2018 on derogations of Article 49 under Regulation 2016/679, p. 15.
31

See section 1.5 on the Legal basis for the disclosure.
32

See section 1.9 on the Data protection principles.
33
    Article 49(1) EU GDPR.

it is widely assumed that

the provisions of bank confidentiality

in Chapter 1, Section 10

of
the

SBFBA

do

apply

to

such

branches.

Pursuant

to

this

section,

information

about

the
relationship

between

private

subjects (including

both natural

persons

and legal

entities)
and the

bank may

not be

disclosed without

authorisation. Although this

rule has

been in
force for well over a

hundred and thirty years, there is no authoritative guidance, either in the

form

of

subordinate

legislation,

regulations

of

the

Swedish

Financial

Supervisory
Authority

or

any

other

public authority

in

Sweden,

case

law

or

self-regulation

as

to

the
concrete

effects of the

rule. However, it is

widely considered that

– under

general principles
of law

– consent of

the private

subject to whom

the information

pertains would count

as
authorisation

of

disclosure.

It

is

not

clear

what

form

such

authorisation

should

take

or
otherwise what

the specific

conditions for

valid consent

would be.

However, it is reasonable
to

assume

that

consent

that

conforms

to

the

GDPR

would

be

acceptable

also

for

the
purposes of Chapter 1, Section 10 of the SBFBA.
3.

PRIVACY AND HUMAN RIGHTS
Misuse of private information
3.1

Aside

from

the

GDPR

(and

other

sector-specific

data

protection

legislation

that

will

not
apply to

UBS ESE

SE), there

is no

stand-alone basis

to bring

a claim

for 'misuse

of private
information'

in

Sweden.

Although

the

Swedish

Constitution

states

that

the

public

shall
protect the

private and

family lives

of individuals,
34

this addresses

a different

component
of

privacy

to

the

protection

of

confidentiality

(which

relates

to

the

secrecy

of

private
information), namely the prevention of intrusion into an individual's privacy.
Right to privacy
3.2

The Charter

of Fundamental

Rights of

the EU

(the "
Charter
") provides

for respect for

private
and family

life

(Article 8)

and the

protection of

personal data

(Article 7).
35

The Charter

is
only

applicable

to

national

authorities' interpretation

and

implementation

of

union

law.
Thus, breaches of

the Charter are

permissible for purposes or

rules recognized by

the EU,
such as the GDPR.
3.3

Sweden is a party to the European Convention on Human Rights. The Convention provides for rights similar to

the Charter,

but is not limited to

matters of

union law.

Article 8 of the
Convention, confers a general right to “ respect for his private and family life, his home and his correspondence " (" Article 8
"). This right is

established in Swedish law implementing

the
Convention ( Sw.
Lag (1994:1219) om den europeiska konventionen

angående skydd för de
mänskliga rättigheterna och de grundläggande

friheterna
). A court must take Article 8

into
account, even if the action is one among private parties.
3.4

Primarily,

the rights

under the

Convention should

be assured

in the

legislative process

to
protect against arbitrary interferences and Swedish courts

are obliged to interpret Swedish
law in conformity with the

Convention.

However, Article 8 is a qualified right,

meaning that
it can be breached in

accordance with Article 8(2)

– that is, where doing

so is in accordance
with law, necessary in a democratic society,

and with a legitimate aim.

34

The Swedish Constitution, Chapter 1, Paragraph 2.
35

The Charter of Fundamental Rights of the European Union (2012/C 326/02).

3.5

An action for misuse of private information requires a reasonable expectation of privacy to
exist,

which

is

not

the

case

when

the

individual

itself

has

provided

a

consent

that

is
considered lawful

and valid.

Consequently, there could

be no

breach of

the individual's

right
to

privacy

under

Article 8

for

as

long as

the

consent

is

obtained

in

accordance

with

the
GDPR.

ANNEX 2

ASSUMPTIONS
This opinion relies on the following assumptions:
1.

UBS AG has a "prudential regulator

"

as defined by Section 3 of the US Securities Exchange
Act

of

1934

(the

"
Securities

Exchange

Act
").

As

such,

the

Covered

Books

and

Records
considered in this

opinion are limited to

what a prudentially regulated

SBSD must be able
to share with the SEC.
2.

Additionally, in accordance with SEC Guidance at 85 FR

6297, books and records pertaining
to SBS

transactions entered

into prior

to the date

that UBS AG

submits an application

for
registration are not Covered Books and Records.

3.

Where

transfers

of

personal

data

are

made

to

the

SEC

in

the

absence

of

an

adequacy
determination, such

disclosure will

be made

in compliance

with Articles

44
et seq
. of

the
EU GDPR and limited

to what is necessary

for the purpose of

the transfer (i.e.

compliance
with the principle of data minimisation, e.g. by

applying less intrusive processing activities
such as redaction).
4.

UBS ESE SE or, as the case may be, UBS

AG has obtained any necessary

prior consent of the
persons

(e.g
.
,

counterparties,

employees)

whose

information

is

or

will

be

included

in
Covered Books

and Records

in order

to provide

the SEC

with access to

its Covered

Books
and Records

or to

allow On-Site

Inspections, to

the extent,

as considered

in this

opinion,
such consent

would constitute

valid

consent and

such consent

has not

been withdrawn.
Insofar as Covered Books and Records

relate to employees of UBS ESE SE, such employees
are

“associated

persons"

of

UBS

AG

for

purposes of

17

CFR §

240.18a-5(b)(8) who

have
agreed to sharing of their personal/employment information with the SEC in the event of

a
request for information from the SEC.
5.

Any data held by UBS ESE SE that

is subject to a disclosure request from the SEC, either by
way of access or On-Site Inspection, will be

held by UBS ESE SE in Sweden.

Whilst UBS ESE
SE will be

subject to direct

On-Site Inspection by

the SEC in

Sweden, UBS ESE SE

will provide
access to

its Covered

Books and Records

(beyond On-Site

Inspections) to UBS

AG London
Branch, rather than providing this access directly to the SEC.
6.

The SEC

will restrict

its information

requests for,

and use of,

any information

pursuant to
its access

to Covered

Books and

Records and

On-Site Inspections

to only

the information
that it

requires for

the legitimate

and specific purpose

of fulfilling

its regulatory

mandate
and responsibilities by evaluating compliance with legal obligations designed to ensure the
proper

legal

administration

of

SEC
-
regulated

firms

(which

includes

regulating,
administering,

supervising,

enforcing

and

securing

compliance

with

the

securities

or
derivatives laws

in its

jurisdiction) and

to prevent

and/or enforce

against potential

illegal
behaviour.

7.

Similarly, UBS ESE SE will ensure that its disclosures are compliant with the data protection
principles set

out in

Article 5

of the

EU GDPR.
36

We understand that

UBS’ general

experience
in responding

to information

requests

from the

SEC (or

other US

and non-US

regulators)
36

These principles are set out in Annex 1at paragraph
1.9.

leads it to maintain

a belief,

which it considers

to be reasonable, that

UBS ESE SE can

and
(subject to

any changes

in applicable law

and regulation

and/or the

approach of

relevant
regulators) will

continue to be

able to comply with

these data protection

principles in the
course of making disclosures of the sort required when providing access to Covered Books and Records and submitting to On-Site Inspection.
37

8.

It

is

the

SEC's

practice

to

limit

the

type

and

amount

of

personal

data

it

requests

during
examinations

to

targeted

requests

based

on

risk

and

related

to

specific

clients

and
accounts,

and employees.

The requested

information

may

include some

limited criminal
records data and

'special category data'

under the GDPR (as described in paragraph
1.2

of
Annex 1

to this

opinion). We

understand that

this aligns

with UBS’

general experience

in
responding to

information requests

from the

SEC, leading it

to maintain

a belief,

which it
considers to

be reasonable,

that this

assumption is,

and will

remain, accurate

(subject to
any changes in applicable

law and regulation and/or

the approach of

relevant regulators).
38

9.

Information, data

and documents received by

the SEC are

maintained in a

secure manner
and, under

strict US

laws of

confidentiality, information about individuals

cannot be

onward
shared

save

for

certain

uses

publicly

disclosed

by

the

SEC,

including

in

an

enforcement
proceeding,

pursuant

to

a valid

and

non-exempt

US

Freedom

of

Information

Act

(
FOIA )
request,
39

pursuant to a lawful request

of the US Congress or

a properly issued subpoena,
or

to

other

regulators

who

have

demonstrated

a

need

for

the

information

and

provide
assurances of confidentiality.
10.

All terms

of business

entered

into

with clients

conducting SBS

transactions

contain clear
statements such

that clients are

aware that

that regulatory

oversight will

be exercised

by
regulatory

authorities

and

that

information

regarding

their

transactions,

including

their
personal

data,

can

be disclosed

to

regulatory

authorities (for

example,

clause 10,

and in
particular

clause

10(b)

of

the

terms

of

business

for

professional

clients

and

eligible
counterparties (March 2019)
40
.
11.

UBS AG does

not include

the information described

in 17 C.F.R. §§.18a-5(b)(8)(i)(A)

through
(H)

or

240.18a-5(a)(10)(i)(A)

through

(H),

as

the

case

may

be,

in

questionnaires

or
applications for employment executed

by an associated person who is not a US Person (as
defined

in

17

C.F.R.

§240.3a71-3(a)(4)(i)(A)),

unless

UBS

AG

is

required

to

obtain

such
information

under

applicable

law

in

the

jurisdiction

in

which

the

associated

person

is
employed or located or obtains such information in conducting a background check that is customary

for

UBS

AG

in

that

jurisdiction

and

the

creation

or

maintenance

of

records
37

See the SEC Guidance at 85 FR 6298.
38

See the SEC Guidance at 85 FR 6298.

39

We do not give

any views in the opinion to matters

of US law,

though we understand that information can

be made public pursuant
to requests under the US FOIA, and that certain information is exempt from such requests, including (among others): (1) a trade secret or privileged or

confidential commercial

or financial

information obtained

from a

person; (2)

a personnel,

medical, or

similar file

the
release of

which would

constitute a

clearly unwarranted

invasion of

personal privacy;

(3) information

compiled for

law enforcement
purposes, the release

of which (a)

could reasonably be

expected to

interfere with

law enforcement

proceedings; (b) would

deprive a
person of a right

to a fair trial

or an impartial adjudication; (c)

could reasonably be expected to

constitute an unwarranted

invasion of
personal privacy;

(d) could

reasonably be

expected

to

disclose the

identity

of a

confidential source;

(e) would

disclose techniques,
procedures, or

guidelines for

investigations

or prosecutions;

or (f)

could reasonably

be expected

to endanger

an individual's

life

or
physical safety;

(4) contained

in or

related

to

examination,

operating,

or condition

reports about

financial institutions

that

the SEC
regulates or supervises.
40

Available

at:
https://www.ubs.com/global/en/investment-bank/regulatory/_jcr_content/mainpar/toplevelgrid/col1/linklist_
1815406319/link.1894740908.file/PS9jb250ZW50L2RhbS9JbnZlc3RtZW50QmFuay9kb2N1bWVudHMvaWJ0ZXJtcy90ZXJtcy1vZi1idXNpb
mVzcy5wZGY=/terms-of-business.pdf .

reflecting

that

information

would

not

result

in

a

violation

of

applicable

law

in

the
jurisdiction in which the associated person is employed or located.